Lightbridge Completes Transformation to a Payment Processing Company with Name Change to
Authorize.Net

Begins Trading on the NASDAQ Global Market Today Under the Symbol ANET

Marlborough, MA, April 30, 2007 — Authorize.Net (NASDAQ: ANET). Lightbridge, Inc. announced that it has changed its corporate name to Authorize.Net Holdings, Inc. (Authorize.Net), effective today, reflecting the Company’s transformation over the past few years to a pure-play online payment provider. In connection with the name change, the Company will also change its ticker symbol from “LTBG” to “ANET”.

Authorize.Net President and CEO, Robert Donahue, stated, “It is with tremendous excitement that we announce that Authorize.Net will be the Company’s new name. We believe our focus on the payment processing industry will generate attractive returns to our shareholders in the future. Our name change and the change in business focus that it represents is the culmination of our team’s hard work and dedication over the past three years.”

The Company’s capital stock, business and operations will not be affected by this name change. The Company’s stockholders will not be required to exchange their Lightbridge Inc. stock certificates for Authorize.Net Holdings, Inc. stock certificates. The Lightbridge stock certificates will continue to represent shares of stock of the Company.

The Company recently relocated its headquarters to 293 Boston Post Road West, Suite 220, Marlborough, MA 01752.

About Authorize.Net
Authorize.Net provides secure, reliable, Internet Protocol (IP) based payment gateway solutions that enable merchants to authorize, settle and manage electronic transactions anytime, anywhere, via websites, at retail, mail order/telephone order (MOTO) call centers and on wireless devices. In addition to its payment solutions, Authorize.Net offers extensive value-add products designed to help merchants manage their business, fight fraud, and improve profitability. Authorize.Net is sold through an extensive network of partners that offer its IP-based payment services to their merchant customers.

AUTHORIZE.NET, LIGHTBRIDGE, and the Lightbridge logo are registered trademarks of Authorize.Net Holdings, Inc. All other marks are the property of their respective owners.

Forward-looking Statements

Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company’s strategic vision, goals, products, services, markets, and growth prospects including, without limitation, its belief that its focus on the payment processing industry will generate attractive returns are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) the Company’s revenue concentration in the payment processing business, (ii) continuing rapid change in the payment processing industry and other markets in which the Company does business that may affect both the Company and its customers, (iii) the impact of competitive products, services and pricing on both the Company and its products and services, (iv) market acceptance of the Company’s new or enhanced products, services, technologies, including the PSiGate’s products and services, (v) current and future economic conditions generally and particularly in the payment processing industry, (vi) uncertainties about the Company’s ability to execute on, and about the impact on the Company’s business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, (vii) the impact of compensation expense, restructuring, asset impairment and other charges on the Company’s business and operations, (viii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions, including the acquisition of PSiGate (ix) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of Authorize.Net’s payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules and governmental regulations, changes in the application of existing laws and the impact of new laws, and dependence on relationships with resellers, certain financial institutions and third party payment processors, and (x) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K, and other public filings. The Company undertakes no obligation to update any forward-looking statements.

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For more information on Authorize.Net Holdings, Inc. please contact Lynn Ricci at 508-229-3216 or lricci@lightbridge.com or lricci@authorize.net, or access our websites at http://www.authorize.net or http://www.lightbridge.com .